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Exhibit 99(h)(i)
                               SERVICES AGREEMENT

THIS AGREEMENT, dated as of this 1st day of July, 1999 (the "Effective Date") between ROULSTON FUNDS (the "Fund"), an Ohio business trust having its principal place of business at 4000 Chester Avenue, Cleveland, Ohio 44103 and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group"), a Massachusetts corporation with principal offices at 4400 Computer Drive, Westboro, Massachusetts 01581.

                                   WITNESSETH

         WHEREAS, the Fund is authorized to issue Shares in separate series, with each such series representing interests in a separate portfolio of securities or other assets.

         WHEREAS, the Fund initially intends to offer Shares in those Portfolios identified in the attached Schedule A, each such Portfolio, together with all other Portfolios subsequently established by the Fund, shall be subject to this Agreement in accordance with Article 13;

         WHEREAS, the Fund on behalf of the Portfolios, desires to appoint Investor Services Group as its administrator, custody administrator, fund accounting agent, transfer agent, dividend disbursing agent and agent in connection with certain other activities and Investor Services Group desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the Fund and Investor Services Group agree as follows:

Article 1         DEFINITIONS.

         1.1 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  (a) "Articles of Incorporation" shall mean the Articles of Incorporation, Declaration of Trust, or other similar organizational document, as the case may be, of the Fund as the same may be amended from time to time.

                  (b) "Authorized Person" shall be deemed to include (i) any authorized officer of the Fund, or (ii) any person, whether or not such person is an officer or employee of the Fund, duly authorized to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in writing to Investor Services Group from time to time.

                  (c) "Board Members" shall mean the Directors or Trustees of the governing body of the Fund, as the case may be.

                  (d) "Board of Directors" shall mean the Board of Directors or Board of Trustees of the Fund, as the case may be.

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                  (e) "Commencement Date" shall mean the date on which Investor
         Services Group commences providing services to the Fund pursuant to this Agreement.

                  (f) "Commission" shall mean the Securities and Exchange Commission.

                  (g) "Custodian" refers to any custodian or subcustodian of securities and other property which the Fund may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

                  (h) "1934 Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as amended from time to time.

                  (i) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

                  (j) "Oral Instructions" shall mean instructions, other than Written Instructions, actually received by Investor Services Group from a person reasonably believed by Investor Services Group to be an Authorized Person;

                  (k) "Portfolio" shall mean each separate series of shares offered by the Fund representing interests in a separate portfolio of securities and other assets;

                  (l) "Prospectus" shall mean the most recently dated Fund Prospectus and Statement of Additional Information, including any supplements thereto, if any, which has become effective under the Securities Act of 1933 and the 1940 Act.

                  (m) "Shares" refers collectively to such shares of capital stock or beneficial interest, as the case may be, of each respective Portfolio of the Fund, or class thereof, as may be issued from time to time.

                  (n) "Shareholder" shall mean a record owner of Shares of each respective Portfolio of the Fund.

                  (o) "Written Instructions" shall mean a written communication signed by a person reasonably believed by Investor Services Group to be an Authorized Person and actually received by Investor Services Group. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile of a manually executed original or other process.

Article 2         APPOINTMENT OF INVESTOR SERVICES GROUP.

         The Fund, on behalf of the Portfolios, hereby appoints and constitutes Investor Services Group as its transfer agent and dividend disbursing agent for Shares of each respective Portfolio of the Fund and as administrator, custody administrator, fund accounting agent, shareholder servicing agent for the Fund and Investor Services Group hereby accepts such appointments and agrees to perform the duties hereinafter set forth. This Agreement shall be effective as of the Effective Date.

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Article 3         DUTIES OF INVESTOR SERVICES GROUP.

         3.1 Investor Services Group shall be responsible for providing all services described in Schedule B, including:

                  (a) Administering and/or performing the customary services of a transfer agent; acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares of each Portfolio, as more fully described in the written schedule of Duties of Investor Services Group annexed hereto as Schedule B and incorporated herein, and in accordance with the terms of the Prospectus of the Fund on behalf of the applicable Portfolio, applicable law and the procedures established from time to time between Investor Services Group and the Fund.

                  (b) Recording the issuance of Shares and maintaining pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of Shares of each Portfolio which are authorized, based upon data provided to it by the Fund, and issued and outstanding. Investor Services Group shall provide the Fund on a regular basis with the total number of Shares of each Portfolio, which are authorized and issued and outstanding.

                  (c) Performing the services of an administrator, including corporate secretarial, treasury and blue sky services, custody administration services and fund accounting agent for the Fund, as more fully described in the written schedule of Duties of Investor Services Group annexed hereto as Schedule B and incorporated herein, and subject to the supervision and direction of the Board of Directors of the Fund.

                  (d) In addition to providing the foregoing services, the Fund hereby engages Investor Services Group as its exclusive service provider with respect to the Print/Mail Services as set forth in Schedule C for the fees also identified in Schedule C. Investor Services Group agrees to perform the services and its obligations subject to the terms and conditions of this Agreement.

                  (e) Notwithstanding any of the foregoing provisions of this Agreement, Investor Services Group shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor; (iii) the legality of the declaration of any dividend by the Board of Directors, or the legality of the issuance of any Shares in payment of any dividend; or
         (iv) the legality of any recapitalization or readjustment of the Shares.

3.2 In performing its duties under this Agreement, Investor Services Group: (a) will act in accordance with the Articles of Incorporation, By-Laws, Prospectuses and with the Oral Instructions and Written Instructions of the Fund and will conform to and comply with the requirements of the 1940 Act and all other applicable federal or state laws and regulations; and (b) will consult with legal counsel to the Fund, as necessary and appropriate. Furthermore, Investor Services Group shall not have or be required to have any authority to supervise the investment or reinvestment of the

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securities or other properties which comprise the assets of the Fund or any of its Portfolios and shall not provide any investment advisory services to the Fund or any of its Portfolios.

         3.3 In addition to the duties set forth herein, Investor Services Group shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Fund and Investor Services Group.

Article 4         RECORDKEEPING AND OTHER INFORMATION.

         4.1 Investor Services Group shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule B in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act. Where applicable, such records shall be maintained by Investor Services Group for the periods and in the places required by Rule 31a-2 under the 1940 Act.

         4.2 To the extent required by Section 31 of the 1940 Act, Investor Services Group agrees that all such records prepared or maintained by Investor Services Group relating to the services to be performed by Investor Services Group hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such section and any rules thereunder, and will be surrendered promptly to the Fund on and in accordance with the Fund's request.

         4.3 In case of any requests or demands for the inspection of Shareholder records of the Fund, Investor Services Group will endeavor to notify the Fund of such request and secure Written Instructions as to the handling of such request. Investor Services Group reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to comply with such request.

Article 5         FUND INSTRUCTIONS.

         5.1 Investor Services Group will have no liability when acting upon Written or Oral Instructions believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Fund.

         5.2 At any time, Investor Services Group may request Written Instructions from the Fund and may seek advice from legal counsel for the Fund, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Fund or for Investor Services Group. Written Instructions requested by Investor Services Group will be provided by the Fund within a reasonable period of time.

         5.3 Investor Services Group, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Fund only if said representative is an Authorized Person. The Fund agrees that all Oral Instructions shall be followed within one business day by confirming Written Instructions, and that

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the Fund's failure to so confirm shall not impair in any respect Investor
Services Group's right to rely on Oral Instructions.

Article 6         COMPENSATION.

         6.1 The Fund on behalf of each of the Portfolios will compensate Investor Services Group for the performance of its obligations hereunder in accordance with the fees and other charges set forth in the written Fee Schedule annexed hereto as Schedule C and incorporated herein.

         6.2 In addition to those fees set forth in Section 6.1 above, the Fund on behalf of each of the Portfolios agrees to pay, and will be billed separately for, out-of-pocket expenses incurred by Investor Services Group in the performance of its duties hereunder. Out-of-pocket expenses shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule D and incorporated herein. Schedule D may be modified by written agreement between the parties. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by Investor Services Group in the performance of its obligations hereunder.

         6.3 The Fund on behalf of each of the Portfolios hereby authorizes Investor Services Group to collect its fees, other charges and related out-of-pocket expenses by debiting the Fund's or Portfolio's custody account for invoices which are rendered for the services performed for the applicable function. Invoices for the services performed will be sent to the Fund after such debiting with an indication that payment has been made.

         6.4 Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule C a revised Fee Schedule executed and dated by the parties hereto.

6.5 Investor Services Group will from time to time employ or associate with itself such person or persons as Investor Services Group may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees who are employed by both Investor Services Group and the Fund. The compensation of such person or persons shall be paid by Investor Services Group and no obligation shall be incurred on behalf of the Fund in such respect.

         6.6 Investor Services Group shall not be required to pay any of the following expenses incurred by the Fund: membership dues in the Investment Company Institute or any similar organization; investment advisory expenses; costs of printing and mailing stock certificates, prospectuses, reports and notices; interest on borrowed money; brokerage commissions; stock exchange listing fees; taxes and fees payable to Federal, state and other governmental agencies; fees of Board Members of the Fund who are not affiliated with Investor Services Group; outside auditing expenses; outside legal expenses; Blue Sky registration or filing fees; or other expenses not specified in this Section 6.6 which may be properly payable by the Fund. Investor Services Group shall not be required to pay any Blue Sky registration or filing fees unless and until it has received the amount of such fees from the Fund.

Article 7         INVESTOR SERVICES GROUP SYSTEM.

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         7.1 Investor Services Group shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by Investor Services Group in connection with the services provided by Investor Services Group to the Fund herein (the "Investor Services Group System").

         7.2 Investor Services Group hereby grants to the Fund a limited license to the Investor Services Group System for the sole and limited purpose of having Investor Services Group provide the services contemplated hereunder and nothing contained in this Agreement shall be construed or interpreted otherwise and such license shall immediately terminate with the termination of this Agreement.

         7.3 In the event that the Fund, including any affiliate or agent of the Fund or any third party acting on behalf of the Fund is provided with direct access to the Investor Services Group System for either account inquiry or to transmit transaction information, including but not limited to maintenance, exchanges, purchases and redemptions, such direct access capability shall be limited to direct entry to the Investor Services Group System by means of on-line mainframe terminal entry or PC emulation of such mainframe terminal entry and any other non-conforming method of transmission of information to the Investor Services Group System is strictly prohibited without the prior written consent of Investor Services Group.

Article 8         REPRESENTATIONS AND WARRANTIES.

         8.1 Investor Services Group represents and warrants to the Fund that:

                  (a) it is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Massachusetts;

                  (b) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

                  (c) all requisite corporate proceedings have been taken to authorize it to enter into this Agreement;

                  (d) it is duly registered with its appropriate regulatory agency as a transfer agent and such registration will remain in effect for the duration of this Agreement;

                  (e) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

                  (f) all equipment and software provided or used by Investor Services Group or any of its subsidiaries or divisions in connection with rendering services to the Fund under the terms of this Agreement, include or shall include design and performance capabilities so that prior to, during, and after December 31, 1999 (the "Millennium Date Change") they will not malfunction, produce invalid or incorrect results, cause an

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         interruption in or diminish the quality of the services provided to the
         Fund, or abnormally cease to function due to the Millennium Date
         Change. Such design and performance capabilities shall include without limitation the ability to recognize and process the Year 2000 and thereafter and to manage and manipulate data involving dates, including without limitation, (i) single century and multi-century formulas and date values without resulting in the generation of incorrect values involving such dates or causing an abnormal ending, (ii) date data interfaces with functionalities and data fields that indicate the century, and (iii) date-related functions that indicate the century.

         8.2 The Fund represents and warrants to Investor Services Group that:

                  (a) it is duly organized and existing under the laws of the jurisdiction in which it is organized;

                  (b) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into this Agreement;

                  (c) all corporate proceedings required by said Articles of Incorporation, By-Laws and applicable laws have been taken to authorize it to enter into this Agreement;

                  (d) a registration statement under the Securities Act of 1933, as amended, and the 1940 Act on behalf of each of the Portfolios is currently effective and will remain effective, with respect to all Shares of the Fund being offered for sale; and

                  (e) all outstanding Shares are validly issued, fully paid and non-assessable and when Shares are hereafter issued in accordance with the terms of the Fund's Articles of Incorporation and its Prospectus with respect to each Portfolio, such Shares shall be validly issued, fully paid and non-assessable.

Article 9         INDEMNIFICATION.

         9.1 Investor Services Group shall not be responsible for and the Fund on behalf of each Portfolio shall indemnify and hold Investor Services Group harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), damages, charges, payments and liabilities of any sort or kind which may be asserted against Investor Services Group or for which Investor Services Group may be held to be liable (a "Claim") arising out of or attributable to any of the following:

                  (a) any actions of Investor Services Group required to be taken pursuant to this Agreement unless such Claim resulted from a negligent act or omission to act or bad faith by Investor Services Group in the performance of its duties hereunder;

                  (b) Investor Services Group's reasonable reliance on, or reasonable use of information, data, records and documents (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) received by Investor Services Group from the Fund, or any authorized third party acting on behalf of the Fund, in the performance of Investor Services Group's duties and obligations hereunder;

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                  (c) the reliance on, or the implementation of, any Written or
         Oral Instructions or any other instructions or requests of the Fund on behalf of the applicable Portfolio;

                  (d) the offer or sales of shares in violation of any requirement under the securities laws or regulations of any state that such shares be registered in such state or in violation of any stop order or other determination or ruling by any state with respect to the offer or sale of such shares in such state ; if Investor Services Group has relied on the Fund's instructions to file notices in such states and has done so and

                  (e) the Fund's refusal or failure to comply with the terms of this Agreement, or any Claim which arises out of the Fund's negligence or misconduct or the breach of any representation or warranty of the Fund made herein.

                  9.2 The Fund shall not be responsible for and Investor Services Group shall indemnify and hold the Fund harmless from and against any and all Claims which result from the negligence, bad faith or willful misconduct of Investor Services Group in the performance of its duties hereunder.

         9.3 In any case in which the either party (the "Indemnifying Party") may be asked to indemnify or hold the other (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Indemnifying Party although the failure to do so shall not prevent recovery by the Indemnified Party and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Claim. The Indemnified Party will not confess any Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent. The obligations of the parties hereto under this Article 9 shall survive the termination of this Agreement.


         9.4 Any claim for indemnification under this Agreement must be made prior to the earlier of:

                  (a) one year after the Investor Services Group becomes aware of the event for which indemnification is claimed; or

                  (b) one year after the earlier of the termination of this Agreement or the expiration of the term of this Agreement.

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         9.5 Except for remedies that cannot be waived as a matter of law (and injunctive or provisional relief), the provisions of this Article 9 shall be Investor Services Group's sole and exclusive remedy for claims or other actions or proceedings to which the Fund's indemnification obligations pursuant to this
Article 9 may apply.

Article  10       STANDARD OF CARE.

         10.1 Investor Services Group shall at all times act in good faith and agrees to use its best efforts within commercially reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility for loss or damage to the Fund unless said errors are caused by Investor Services Group's own negligence, bad faith or willful misconduct or that of its employees.

         10.2 Each party shall have the duty to mitigate damages for which the other party may become responsible.

Article 11        CONSEQUENTIAL DAMAGES.

         NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR LOST PROFITS, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

         As used in the preceding paragraph "indirect or consequential damages" means damages which do not flow directly from the act of the party or which arise from the intervention of special circumstances not ordinarily predictable, and does NOT include direct damages which arise naturally or ordinarily from a breach of contract.

Article 12        TERM AND TERMINATION.

         12.1 This Agreement shall be effective on the date first written above and shall continue for a period of one (1) year (the "Initial Term").

         12.2 Upon the expiration of the Initial Term, this Agreement shall, subject to annual review and adjustment, renew for successive terms of one (1) year ("Renewal Terms") each, unless the Fund or Investor Services Group provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety (90) days and not more than one hundred eighty
(180) days prior to the expiration of the Initial Term or the then current Renewal Term.

         12.3 In the event a termination notice is given by the Fund, all expenses associated with movement of records and materials and conversion thereof to a successor service provider will be borne by the Fund.

         12.4 If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may

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terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. If Investor Services Group is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any other rights or remedies of Investor Services Group with respect to services performed prior to such termination of rights of Investor Services Group to be reimbursed for out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

         12.5 Notwithstanding anything contained in this Agreement to the contrary, should the Fund desire to move any of the services provided by Investor Services Group hereunder to a successor service provider prior to the expiration of the then current Initial or Renewal Term, or should the Fund or any of its affiliates take any action which would result in Investor Services Group ceasing to provide transfer agency, administration or fund accounting services to the Fund prior to the expiration of the Initial or any Renewal Term, Investor Services Group shall make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that Investor Services Group will be able to facilitate a conversion of services on such prior date. In connection with the foregoing, should services be converted to a successor service provider or should the Fund or any of its affiliates take any action which would result in Investor Services Group ceasing to provide transfer agency, administration or fund accounting services to the Fund prior to the expiration of the Initial or any Renewal Term, the payment of fees to Investor Services Group as set forth herein shall be accelerated to a date prior to the conversion or termination of services and calculated as if the services had remained with Investor Services Group until the expiration of the then current Initial or Renewal Term and calculated at the asset and/or Shareholder account levels, as the case may be, on the date notice of termination was given to Investor Services Group.

Article 13        ADDITIONAL PORTFOLIOS

         13.1 In the event that the Fund establishes one or more Portfolios in addition to those identified in Schedule A, with respect to which the Fund desires to have Investor Services Group render services as service provider under the terms hereof, the Fund shall so notify Investor Services Group in writing, and if Investor Services Group agrees in writing to provide such services, Schedule A shall be amended to include such additional Portfolios.

Article 14        CONFIDENTIALITY.

         14.1 The parties agree that the Proprietary Information (defined below) (collectively "Confidential Information") are confidential information of the parties and their respective licensors. The Fund and Investor Services Group shall exercise at least the same degree of care, but not less than reasonable care, to safeguard the confidentiality of the Confidential Information of the other as it would exercise to protect its own confidential information of a similar nature. The Fund and Investor Services Group shall not duplicate, sell or disclose to others the Confidential Information of the other, in whole or in part, without the prior written permission of the other party. The Fund and Investor Services Group may, however, disclose Confidential Information to their respective parent corporation, their respective affiliates, their subsidiaries and affiliated companies and employees, provided that each shall use reasonable efforts to ensure that the Confidential Information is not duplicated or disclosed in breach of this Agreement. The Fund and Investor Services Group may also disclose the Confidential Information to independent contractors, auditors, regulators, and

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professional advisors, provided they first agree in writing to be bound by the confidentiality obligations substantially similar to this Section 14.1. Notwithstanding the previous sentence, in no event shall either the Fund or Investor Services Group disclose the Confidential Information to any competitor of the other without specific, prior written consent.

         14.2     Proprietary Information means:

                  (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, client or customer relationships, client or customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or Investor Services Group, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

                  (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or Investor Services Group a competitive advantage over its competitors; and

                  (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how and trade secrets, whether or not patentable or copyrightable.

         14.3 Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

         14.4 The obligations of confidentiality and restriction on use herein shall not apply to any Confidential Information that a party proves:

                  (a) Was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of such party; or

                  (b) Was lawfully received by the party from a third party free of any obligation of confidence to such third party; or

                  (c) Was already in the possession of the party prior to receipt thereof, directly or indirectly, from the other party; or

                  (d) Is required to be disclosed in a judicial or administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted including, but not limited to, giving the other party as much advance notice of the possibility of such disclosure as practical so the other party may attempt to stop such disclosure or obtain a protective order concerning such disclosure; or

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                  (f) Is subsequently and independently developed by employees, consultants or agents of the party without reference to the Confidential Information disclosed under this Agreement.

Article 15        FORCE MAJEURE; EXCUSED NON-PERFORMANCE.

         No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or omission of the other party or any governmental authority; (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy); or
(v) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In addition, no party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent that such default or delay is caused, directly or indirectly, by the actions or inactions of the other party. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

Article 16        ASSIGNMENT AND SUBCONTRACTING.

         This Agreement, its benefits and obligations shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned or otherwise transferred by either party hereto, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Investor Services Group may, in its sole discretion, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary, or to the purchaser of substantially all of its business. Investor Services Group may, in its sole discretion, engage subcontractors to perform any of the obligations contained in this Agreement to be performed by Investor Services Group; provided, however, that the engaging of any such subcontractor shall not affect or alter Investor Services Group's responsibilities or liabilities under this Agreement.

Article 17        NOTICE.

         Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or Investor Services Group, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                  To the Fund:
                  Roulston Funds
                  4000 Chester Ave
                  Cleveland OH 44103

                  Attention: Scott Roulston, President

                  To Investor Services Group:

                  First Data Investor Services Group, Inc.
                  4400 Computer Drive
                  Westboro, Massachusetts  01581
                  Attention:  President

                  with a copy to Investor Services Group's General Counsel

Article 18        GOVERNING LAW/VENUE.

         The laws of the State of Ohio, excluding the laws on conflicts of laws, shall govern the interpretation, validity, and enforcement of this agreement. All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of Cleveland, and Investor Services Group and the Fund hereby submit themselves to the exclusive jurisdiction of those courts.

Article 19        COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

Article 20        CAPTIONS.

         The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

Article 21        PUBLICITY.

         Neither Investor Services Group nor the Fund shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without the prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

Article 22        RELATIONSHIP OF PARTIES/NON-SOLICITATION.

         22.1 The parties agree that they are independent contractors and not partners or co-venturers and nothing contained herein shall be interpreted or construed otherwise.

         22.2 During the term of this Agreement and for one (1) year afterward, the Fund shall not recruit, solicit, employ or engage, for the Fund or others, Investor Services Group's employees.

Article 23        ENTIRE AGREEMENT; SEVERABILITY.

         23.1 This Agreement, including Schedules, Addenda, and Exhibits hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof. No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. No such writing shall be effective as against Investor Services Group unless said writing is executed by a Senior Vice President, Executive Vice President, or President of Investor Services Group. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

         23.2 The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

Article 24        MISCELLANEOUS.

"Roulston Funds" is a business trust organized under Chapter 1746, Ohio Revised Code and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Ohio as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Roulston Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Fund personally, but bind only the assets of the Fund, as set forth in Section 1746.13(A), Ohio Revised Code, and all persons dealing with any Portfolio of the Fund must look solely to the assets of the Fund belonging to such Portfolio for the enforcement of any claims against the Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                                            ROULSTON FUNDS

                                            By: /s/Scott Roulston
                                                -----------------
                                                   Scott Roulston

                                            Title: President
                                                   ---------

                                            FIRST DATA INVESTOR SERVICES GROUP,
                                            INC.


                                            By: /s/Kenneth J. Kempf
                                                -------------------
                                                   Kenneth J Kempf

                                            Title: Senior Vice President
                                                  ----------------------

                                  SCHEDULE A
                                  ----------

                       ROULSTON GROWTH AND INCOME FUND
                             ROULSTON GROWTH FUND
                     ROULSTON GOVERNMENT SECURITIES FUND
                      ROULSTON INTERNATIONAL EQUITY FUND
                        ROULSTON EMERGING GROWTH FUND

                                   SCHEDULE B
                                   ----------

                        DUTIES OF INVESTOR SERVICES GROUP

Fund Accounting and Portfolio Valuation Services

                            DAILY ACCOUNTING SERVICES
                            -------------------------

 1)      CALCULATE NET ASSET VALUE PER SHARE:
         - Update the daily market value of securities held by the Fund using Investor Services Group's standard agents for pricing domestic equity and bond securities as approved y the Fund's Board of Trustees.
         - If necessary, enter limited number of manual prices supplied by the Fund.
         - Prepare NAV proof sheet. Review components of change in NAV for reasonableness.
         - Review variance reporting on-line and in hard copy for price changes in individual securities using variance levels established by the Fund. Verify U.S. dollar security prices exceeding variance levels by notifying the Fund and pricing sources of noted variance.
         -        Review for ex-dividend items indicated by pricing sources;
                  trace to general ledger for agreement.
         - Communicate required pricing information (NAV) to the Fund, Transfer Agent and, electronically, to NASDAQ.

 2) DETERMINE AND REPORT CASH AVAILABILITY TO FUND BY APPROXIMATELY 9:30 AM EASTERN TIME:
         - Receive daily cash and transaction statements from the Custodian by 8:30 AM Eastern time.
         - Receive previous day shareholder activity reports from the Fund's Transfer Agent by 8:30 AM Eastern time.
         - Fax hard copy Cash Availability calculations with all details to Fund.
         -        Supply Fund with 5-day cash projection report.
         - Prepare and complete daily bank cash reconciliation's including documentation of any reconciling items and notify the Custodian and the Fund.

 3)      RECONCILE AND RECORD ALL DAILY EXPENSE ACCRUALS:
         - Accrue expenses based on Fund supplied budget either as percentage of Fund's net assets or specific dollar amounts.
         - If applicable, monitor expense limitations established by Fund.
         -        If applicable, accrue daily amortization of Organizational
                  Expense.
         -        If applicable, complete daily accrual of 12b-1 expenses.

 4)      VERIFY AND RECORD ALL DAILY INCOME ACCRUALS FOR DEBT ISSUES:
         - Review and verify all system generated Interest and Amortization reports.
         - Establish unique security codes for bond issues to permit segregated Trial Balance income reporting.

5)       MONITOR SECURITIES HELD FOR CASH DIVIDENDS:
                  Monitor corporate actions and capital changes such as splits, mergers, spinoffs, etc. and process appropriately.
         - Monitor electronically received information from pricing vendors for all securities.
         -        Review current daily security trades for dividend activity.
         - Interface with custodian to monitor timely collection and postings of corporate actions, dividends and interest.

 6)      ENTER ALL SECURITY TRADES BASED ON WRITTEN INSTRUCTIONS FROM THE FUND.
         -        Review system verification of trade and interest calculations.
         -        Verify settlement through the Custodian statements.
         -        Maintain security ledger transaction reporting.
         -        Maintain tax lot holdings.
         -        Determine realized gains or losses on security trades.

         -        Provide complete broker commission reporting.

 7)      ENTER ALL TRUST SHARE TRANSACTIONS:
         -        Process activity identified on the Transfer Agent reports.
         -        Verify settlement through the Custodian statements.
         - Reconcile to the Investor Services Group Transfer Agent report balances.

 8) PREPARE AND RECONCILE/PROVE ACCURACY OF THE DAILY TRIAL BALANCE (listing all asset, liability, equity, income and expense accounts)
         -        Post manual entries to the general ledger.
         -        Post custodian bank activity.
         -        Post shareholder and security transactions.
         - Post and verify system generated activity, i.e., income and expense accruals.
         -        Prepare general ledger net cash proof used in NAV calculation

 9)      REVIEW AND RECONCILE WITH CUSTODIAN STATEMENTS:
         - Verify all posted interest, dividends, expenses, and shareholder and security payments/receipts, etc. (Discrepancies will be reported to and resolved by the Custodian.)
         -        Post all cash settlement activity to the Trial Balance.
         -        Reconcile to ending cash balance accounts.
         -        Clear subsidiary reports with settled amounts.
         - Track status of past due items and failed trades handled by the Custodian.

10) SUBMISSION OF DAILY ACCOUNTING REPORTS TO THE FUND: (Additional reports readily available.)
                  -        Trial Balance.
                  - Portfolio Valuation (listing inclusive of holdings, costs, market values, unrealized appreciation/depreciation and percentage of portfolio comprised of each security).
                  -        NAV Calculation Report.
                  -        Cash Availability and 5 day Cash Projection Report.

                           MONTHLY ACCOUNTING SERVICES
                           ---------------------------

 1) FULL FINANCIAL STATEMENT PREPARATION (automated Statements of Assets and Liabilities, of Operations and of Changes in Net Assets) and submission to the Fund by 10th business day.

 2)      SUBMISSION OF MONTHLY REPORTS TO THE FUND:
         -        Security Purchase/Sales Journal.
         -        Interest and Maturity Report.
         -        Brokers Ledger (Commission Report).
         -        Security Ledger Transaction Report with Realized Gains/Losses.
         -        Security Ledger Tax Lot Holdings Report.
         -        Additional reports available upon request.

 3)      RECONCILE ACCOUNTING ASSET LISTING TO CUSTODIAN ASSET LISTING:
         - Report any security balance discrepancies to the Custodian and the Fund.

 4) PROVIDE MONTHLY ANALYSIS AND RECONCILIATION OF ADDITIONAL TRIAL BALANCE ACCOUNTS, such as:
         -        Security cost and realized gains/losses.
         -        Interest/dividend receivable and income.
         -        Payable/receivable for securities purchased and sold.
         -        Payable/receivable for fund shares; issued and redeemed.
         -        Expense payments and accruals analysis.

 5)      IF APPROPRIATE, PREPARE AND SUBMIT TO THE FUND:
 -       SEC yield reporting (non-money market funds).
         -        Income by state reporting.

         -        Standard Industry Code Valuation Report.
         -        Alternative Minimum Tax Income segregation schedule.

                  ANNUAL (AND SEMI-ANNUAL) ACCOUNTING SERVICES
                  --------------------------------------------

1) Assist and supply auditors with schedules supporting securities and shareholder transactions, income and expense accruals, etc. during the year in accordance with standard audit assistance requirements.

 2)      PROVIDE NSAR REPORTING (ACCOUNTING QUESTIONS):

         If applicable, answer the following items:
         2, 12B, 20, 21, 22, 23, 28, 30A, 31, 32, 35, 36, 37, 43, 53, 55, 62,
         63, 64B, 71, 72, 73, 74, 75, 76

         NOTE: Complete NSAR reporting is provided by Investor Services Groups' Administration Group.

FUND ADMINISTRATION SERVICES

REGULATORY COMPLIANCE
---------------------

                  A.       Compliance - Investment Company Act of 1940

                           1.       Review, report and renew
                                    a.       investment advisory contracts
                                    b.       fidelity bond
                                    c.       underwriting contracts
                                    d.       distribution (12(b)-1) plans -
                                             includes NASD Rule 26 calculations
                                    e        administration contracts
                                    f.       accounting contracts
                                    g.       custody contracts
                                    h.       transfer agent and shareholder
                                             services

                           2.       Filings.
                                    a.       N-SAR (semi-annual report)
                                    b.       N-1A (prospectus), post-effective
                                             amendments and supplements
                                             ("stickers")
                                    c.       24f-2 indefinite registration of
                                             shares
                                    d.       filing fidelity bond under 17g-1
                                    e.       filing shareholder reports under
                                             30b2-1

                  B. Performing "Blue Sky" compliance functions, as follows:

                           1. Effecting and maintaining, as the case may be, the filing of notices to sell Shares of the Fund under the securities laws of the jurisdictions listed in the Written Instructions of the Fund, which instructions will include the amount of Shares to be registered as well as the warning threshold to be maintained. Any Written Instructions not received at least 45 days prior to the date the Fund intends to offer or sell its Shares cannot be guaranteed a timely notification to the states. In addition, Investor Services Group shall not be responsible for providing to any other service provider of the Fund a list of the states in which the Fund may offer and sell its Shares.

                           2. Filing with each appropriate jurisdiction the appropriate materials relating to the Fund. The Fund shall be responsible for providing such materials to Investor Services Group, and Investor Services Group shall make such filings promptly after receiving such materials.

                           3. Providing to the Fund quarterly reports of sales activity in each jurisdiction in accordance with the Written Instructions of the Fund. Sales will be reported by shareholder residence. NSCC trades and order clearance will be reported by the state provided by the dealer at the point of sale. Trades by omnibus accounts will be reported by trustee state of residence in accordance with the Written Instructions of the Fund outlining the entities which are permitted to maintain omnibus positions with the Fund.

                           4. In the event sales of Shares in a particular jurisdiction reach or exceed the warning levels provided in the Written Instructions of the Fund, Investor Services Group will promptly notify the Fund with a recommendation of the amount of Shares to be registered in such jurisdiction and the fee for such registration. Investor Services Group will not register additional Shares in such jurisdiction unless and until Investor Services Group shall have received written instructions from the Fund to do so.

                           5. If Investor Services Group is instructed by the Fund not to file notices to sell Shares in a particular jurisdiction, Investor Services Group will use its best efforts to cause any sales in such jurisdictions to be blocked, and such sales will not be reported to Investor Services Group as sales of Shares of the Fund.

                  C.       Compliance - Other
                           1.       applicable stock exchange rules
                           2.       applicable state tax laws

II.      CORPORATE BUSINESS AND SHAREHOLDER/PUBLIC INFORMATION
         -----------------------------------------------------

                  A.       Trustees/Management
                                    1.       Preparation of meetings
                                    a.       agendas - all necessary items of
                                             compliance
                                    b.       keep attendance records
                                    c.       maintain corporate records/minute
                                             book

                  B.       Maintain Corporate Calendars and Files
                                    1.       General
                                    2.       Blue sky

                  C.       Release Corporate Information
                                    1.       To shareholders
                                    2.       To financial and general press
                                    3.       To industry publications
                                    a.       distributions (dividends and
                                             capital gains)
                                    b.       tax information
                                    c.       changes to prospectus
                                    d.       letters from management
                                    e.       funds'
                                             performance
                                    4.       Respond to:
                                    a.       financial press
                                    b.       miscellaneous shareholders
                                             inquiries
                                    c.       industry questionnaires

III.  FINANCIAL AND MANAGEMENT REPORTING
      ----------------------------------

                  A.       Income and Expenses
                                    1.       preparation of budgets
                                    2.       expense figures calculated and
                                             accrual levels set
                                    3.       monitoring of expenses, including
                                             payments of Fund expenses, and
                                             expense caps
                                    4.       approve and authorize payment of
                                             expenses
                                    5.       projection of income
                                    6.       checking account reconciliation

                                    7.       calculation of advisory fee, 12b-1
                                             fee and reimbursement to Fund( if
                                             applicable)
                                    8.       authorize the recording and
                                             amortization of orgnaizational
                                             costs pre-paid expenses (supplied
                                             by the Advisor), for start-up funds
                                             and reorgnaizations
                                    9.       calculation of average net assets
                                    10.      expense ratio calculation

                  B.       Distributions to Shareholders

                                    1.       Projections and calculation of
                                             distribution amounts

                                             a.       compliance with income tax
                                                      provisions

                                             b.       compliance with excise tax
                                                      provisions
                                             c.       compliance with Investment
                                                      Company Act of 1940
                                    2.       Compilation and reclassification of
                                             distributions, where applicable,
                                             for year end tax reporting to
                                             shareholders
                                    3.       book/Tax identification and
                                             adjustments at required
                                             distribution periods(in conjuction
                                             with the Fund and their auditors)

                  C.       Financial Reporting
                                    1.       preparation of unaudited and
                                             audited reports to shareholders
                                    2.       60 day delivery to SEC and
                                             shareholders
                                    3.       preparation of semi-annual and
                                             annual N-SAR's
                                                          4.    liaison between
                                    fund management and printers for financial reports

                  D.       Subchapter M Compliance
                                    1.       Asset diversification test
                                    2.       Income qualification test

                  E.       Other Financial Analyses

                                    1.       Sales information, portfolio
                                             turnover (monthly)
                                    2.       Work closely with independent
                                             auditors on return of capital
                                             presentation, excise tax
                                             calculation
                                    3.       Performance (total return)
                                             calculation (monthly)
                                    4.       1099 Miscellaneous - prepared and
                                             filed for Directors/Trustees
                                             (annual)
                                    5        Analysis of interest derived from
                                             various Government obligations
                                             (annual) (if interest income was
                                             distributed in a calendar year)
                                    6.       Review and characterize
                                             1099-Dividend Forms
                                    7.       Prepare and coordinate with printer
                                             and the printing and mailing of
                                             1099-Dividend Insert Cards

                  F.       Review and Monitoring Functions
                                    1.       Review NAV calculations
                                    2.       Coordinate and review transfer
                                             agent, accounting and custody
                                             functions
                                    3.       Review accruals, expenditures and
                                             payment trail commissions where
                                             applicable

                  G. Preparation and distribution of periodic operation reports to management

                  H.       Monitor money market funds under Rule 2a-7


TRANSFER AGENT/SHAREHOLDER SERVICES

THE FOLLOWING IS A LIST OF TRANSFER AGENCY SERVICES TO BE PROVIDED UNDER THIS
AGREEMENT:

A.   Shareholder File Services

     1. Establish new accounts and enter demographic data into shareholder base. Includes in-house processing and NSCC - Fund/SERV - Networking transmissions.

     2. 100% quality of new account information, including verification of initial investment.

  *  3.   Systematic linkage of shareholder accounts with exact matches on SSN and address for the purpose of consolidated account history reporting. Periodic production of laser printed combined statements.

  *  4.   Production of household mailing labels which enable the Fund to do special mailings to each address in the Fund Group rather than each account.

     5. Maintain account and customer file records based on shareholder request and routine quality review.

     6. Maintain tax ID certification and NRA records for each account, including backup withholding.

     7.  Provide written confirmation of address changes.

     8. Produce shareholder statements for daily activity, dividends, on-request, third party, and periodic mailings.

  *  9.   Produce shareholder lists, labels and ad hoc reports to Fund management as requested.

     10. Automated processing of dividends and capital gains with daily, monthly, quarterly or annual distributions. Payment options include reinvestment, directed payment to another fund, cash via mail, Fed wire or ACH.

     11. Image all applications, account documents, data changes, correspondence, monetary transactions, and other pertinent shareholder documents.

B.   Shareholder Services

     1. Provide quality service through a staff of highly trained NASD licensed customer service personnel, including phone, research and correspondence representatives.

     2. Answer shareholder calls: provide routine account information, transaction details including direct and wire purchases, redemptions, exchanges, systematic withdrawals, pre-authorized drafts, FundSERV and wire order trades, problem solving and process telephone transactions.

     3. Silent monitoring of shareholder calls by the phone supervisor to ensure exceptional customer service.

     4. Record and maintain tape recordings of all shareholder calls for a six month period.

     5. Phone Supervisor produces daily management reports of shareholder calls which track volumes, length of calls, average wait time and abandoned call rates to ensure quality service.

     6. Phone representatives are thoroughly trained through in house training programs on the techniques of providing Exceptional Customer Service.

     7. Customer inquiries received by letter or telephone are thoroughly researched by a correspondence team member. These inquires include such items, as account/customer file information, complete historical account information, stop payments on checks, transaction details, and lost certificates.

C.   Investment Processing

     1.  Initial investment (checks or Fed wires).

     2. Subsequent investments (checks or Fed wires) processed through lock box.

     3.   Pre-authorized investments (PAD) through ACH system.

     4.   Government allotments through ACH system.

     5.   Prepare and process telephone purchase transactions.

  *  6.   NSCC-FundSERV trades.

D.   Redemption Processing

     1.   Process letter redemption requests.

     2.   Process telephone redemption transactions.

     3. Establish Systematic Withdrawal File and process automated transactions on monthly basis.

     4.   Issue checkbooks and process checkbook redemptions through agent bank.

     5. Redemptions proceeds distributed to shareholder by check, Fed wire or ACH processing.

  *  6.   Provide NSCC - FundSERV trade processing.

E.   Exchange & Transfer Processing

     1.   Process legal transfers.

     2.   Issue and cancel certificates.

     3. Replace certificates through surety bonds (separate charge to shareholder).

     4.   Process exchange transactions (letter and telephone request).

     5.   Process ACATS transfers.

F.   Retirement Plan Services

     1. Fund sponsored IRAs offered using Semper Trust Company as custodian. Services include:
          a.   Contribution processing
          b.   Distribution processing
          c.   Apply rollover transactions
          d.   Process Transfer of Assets
          e.   Letters of Acceptance to prior custodians
          f.   Notify IRA holders of 70-1/2 requirements
          g.   Calculate Required Minimum Distributions (RMD)
          h.   Maintain beneficiary information file
          i.   Solicit birth date information

     2. Fund sponsored SEP-IRA plans offered using Semper Trust Company as custodian. Services include those listed under IRA's and:
          a.   Identification of employer contributions

     3.   Fund sponsored Qualified plans offered:

          a.   Plan document available
          b.   Omnibus/master account processing only
          c.   Produce annual statements
          d.   Process contributions
          e.   Process distributions
          f.   Process rollover and Transfer of Assets transactions

G.   Settlement & Control

     1. Daily review of processed shareholder transactions to assure input was processed correctly. Accurate trade activity figures passed to Fund's Accounting Agent by 10:00 a.m. EST.

     2. Preparation of daily cash movement information to be passed to the Fund's Accounting Agent and Custodian Bank by 10:00 a.m. EST for use in determining Fund's daily cash availability.

     3. Prepare a daily share reconcilement which balances the shares on the Transfer Agent system to those on the books of the Fund.

     4. Resolve any outstanding share or cash issues that are not cleared by trade date + 2.

     5. Process shareholder adjustments to include the proper notification of any booking entries needed, as well as any necessary cash movement.

     6. Settlement and review of Fund's declared dividends and capital gains to include the following:

          a.   Review record date report for accuracy of shares.

          b. Preparation of dividend settlement report after dividend is posted. Verify the posting date shares, the rate used and the NAV price of reinvest date to ensure dividend was posted properly.

          c.   Distribute copies to the Fund's Accounting Agent.

          d.   Preparation of the checks prior to being mailed.

          e.   Sending of any dividends via wires if requested.

          f. Preparation of cash movement information for the cash portion of the dividend payment on payable date.

     7. Placement of stop payments on dividend and liquidation checks as well as the issuance of their replacements.

     8. Maintain inventory control for stock certificates and dividend check form.

     9. Aggregate tax filings for all FPS clients. Monthly deposits to the IRS of all types withhold from shareholder disbursements, distributions and foreign account distributions. Correspond with the IRS concerning any of the above issues.

     10.  Timely settlement and cash movement for all NSCC/FundSERV activity.

H.   Year End Processing

     1. Maintain shareholder records in accordance with IRS notices for under-reporting and invalid Tax IDs. This includes initiating 31% backup withholding and notifying shareholders of their tax status and the corrective action which is needed.

     2. Conduct annual W-9 solicitation of all uncertified accounts. Update account tax status to reflect backup withholding or certified status depending upon responses.

     3. Conduct periodic W-8 solicitation of all non-resident alien shareholder accounts. Update account tax status with updated shareholder information and treaty rates for NRA tax.

     4. Review IRS Revenue Procedures for changes in transaction and distribution reporting and specifications for the production of forms to ensure compliance.

     5. Coordinate year end activity with client. Activities include producing year end statements, scheduling record dates for year dividends and capital gains, production of combined statements and printing of inserts to be mailed with tax forms.

     6. Distribute Dividend Letter to funds for them to sign off on all distributions paid year to date. Dates and rates must be authorized so that they can be used for reporting to the IRS.

     7. Coordinate the ordering of form stock and envelopes from vendor in preparation of tax reporting. Review against IRS requirements to ensure accuracy.

     8. Prepare form flashes for the microfiche vendor. Test and oversee the production of fiche for year end statements and tax forms.

     9. Match and settle tax reporting totals to fund records and on-line data from Investar.

     10. Produce forms 1099R, 1099B, 1099Div, 5498, 1042S and year end valuations. Quality assure forms before mailing to shareholders.

     11. Monitor IRS deadlines and special events such as cross over dividends and prior year IRA contributions.

     12. Prepare IRS magnetic tapes and appropriate forms for the filing of all reportable activity to the Internal Revenue Service.

I.   Client Services

     1. An Account Manager is assigned to each relationship. The Account Manager acts as the liaison between the Fund and the Transfer Agency. Responsibilities include scheduling of events, system enhancement implementation, special promotion/event implementation and follow-up, and constant fund interaction on daily operational issues.

          Specifically:
          a. Scheduling of dividends, proxies, report mailing and special mailings.
          b. Coordinate with the Fund the shipment of materials for scheduled mailings.
          c. Liaison between the Fund and support services for preparation of proofs and eventual printing of statement forms, certificates, proxy cards, envelopes, etc.
          d. Handle all notification to the client regarding proxy tabulation through the meeting. Coordinate scheduling of materials, including voted cards, tabulation letters, and shareholder list, to be available for the meeting.
          e. Order special reports, tapes, discs for special systems requests received.
          f. Implement any new operational procedures, i.e., check writing feature, load discounts, minimum waivers, sweeps, telephone options, PAD promotions, etc.
          g. Coordinate with systems, services and operations any special events, i.e., mergers, new fund start ups, small account liquidations, combined statements, household mailings, additional mail files, etc.
          h. Prepare standard operating procedures and review prospectuses for new start up funds and our current client base. Coordinate implementation of suggested changes with the Fund.
          i. Liaison between the Fund and the Transfer Agency staff regarding all service and operational issues.

     2.   Proxy Processing (Currently one free per year)
          a.   Coordinate printing of cards with vendor.
          b.   Coordinate mailing of cards with Account Manager and mailroom.
          c. Provide daily report totals to Account Manager for client notification.

          d.   Preparation of affidavit of mailing documents.
          e.   Provide one shareholder list.
          f.   Prepare final tabulation letter.

     3.   Blue Sky Processing
          a. Maintain file with additions, deletions, changes and updates at the Fund's direction.
          b. Provide daily and monthly reports to enable the Fund to do necessary state filings.

J.   Cash Management Services.

               1. Investor Services Group shall establish demand deposit accounts (DDA's) with a cash management provider to facilitate the receipt of purchase payments and the processing of other Shareholder-related transactions. Investor Services Group shall retain any excess balance credits earned with respect to the amounts in such DDA's ("Balance Credits") after such Balance Credits are first used to offset any banking service fees charged in connection with banking services provided on behalf of the Fund. Balance Credits will be calculated and applied toward the Fund's banking service charges regardless of the withdrawal of DDA balances described in Section (b) below.

               2. DDA balances which cannot be forwarded on the day of receipt may be withdrawn on a daily basis and invested in U.S. Treasury and Federal Agency obligations, money market mutual funds, repurchase agreements, money market preferred securities (rated A or better), commercial paper (rated A1 or P1), corporate notes/bonds (rated A or better) and/or Eurodollar time deposits (issued by banks rated A or better). Investor Services Group bears the risk of loss on any such investment and shall retain any earnings generated thereby. Other similarly rated investment vehicles may be used, provided however, Investor Services Group shall first notify the Fund of any such change.

     3. Investor Services Group may facilitate the payment of distributions from the Fund which are made by check ("Distributions") through the "IPS Official Check" program. "IPS Official Check" is a product and service provided by Investor Services Group's affiliate, Integrated Payment Systems ("IPS"). IPS is licensed and regulated as an "issuer of payment instruments". In the event the IPS Official Check program is utilized, funds used to cover such Distributions shall be forwarded to and held by IPS. IPS may invest such funds while awaiting presentment of items for payment. In return the services provided by IPS, IPS imposes a per item charge which is identified in the Schedule of Out-of-Pocket Expenses attached hereto and shall retain, and share with Investor Services Group, the benefit of the revenue generated from its investment practices.

K.       Lost Shareholders.
                  Investor Services Group shall perform such services as are required in order to comply with Rules 17a-24 and 17Ad-17 of the 34 Act (the Lost Shareholder Rules"), including, but not limited to those set forth below. Investor Services Group may, in its sole discretion, use the services of a third party to perform the some or all such services.

     -    documentation of electronic search policies and procedures;
     -    execution of required searches;
     -    creation and mailing of confirmation letters;
     -    taking receipt of returned verification forms;
     - providing confirmed address corrections in batch via electronic media;;
     - tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and preparation and submission of data required under the Lost Shareholder Rules.

* Separate fees will apply for these services.

CUSTODY ADMINISTRATION SERVICES

     - Assign an experienced Custody Administrator to accept, control and process the Fund's daily portfolio transactions.

     - Match and review DTC eligible ID's and trade information with the Fund's instructions for accuracy and coordinating with the Custodian and the Accounting Agent for recording and affirmation processing with the depository.

     - Settle all depository eligible issues in a totally automated environment. Transactions requiring physical delivery will be settled through the Custodian's New York office.

     - Assist the Fund in placing cash management trades through the Custodian, such as commercial paper, CDs and repurchase agreements.

     - Provide the Fund's fund accounting agent and investment Adviser with daily custodian statements reflecting all prior day cash activity on behalf of each portfolio by 8:30 a.m. eastern time. Complete descriptions of any posting, inclusive of Sedol/CUSIP numbers, interest/dividend payment date, capital stock details, expense authorizations, beginning/ending cash balances, etc., will be provided by the Custodian's reports or system.

     - Provide monthly activity statements combining both cash changes and security trades, and a full portfolio listing.

     - Communicate to the Fund and the Fund's fund accounting agent on any corporate actions, capital changes and interest rate changes supported by appropriate supplemental reports received from the Custodian. Follow-up will be made with the Custodian to ensure all necessary actions and/or paperwork is completed.

     - Work with fund accounting and the Custodian Bank on monthly asset reconciliations.

     - Coordinate and resolve unsettled dividends, interest, paydowns and capital changes. Assist in resolution of failed transactions and any settlement problems.

     - Provide a comprehensive program that audits transactions, monitors and evaluates the Custodian's service and recommends changes that may improve performance.

     - Arrange for Securities Lending, Lines of Credit, and/or Letters of Credit through the Custodian.

     -    Monitor Fund cash positions.

     -    Provide Automated Mortgage-Backed processing through the Custodian.

     - Provide the Fund's auditors with trade documentation to help expedite the fund's audit.

- Investor Services Group shall be entitled to retain any excess balance credits or fee reductions or other concessions or benefits earned or generated by or associated with the Fund's custodial accounts or made available by the institution at which such accounts are maintained after such benefits are first applied towards banking service fees charged to the Fund by such institution.
- Give instructions and pay the Fund's fees and expenses, under each of the Fund's Custody/Custodian Agreements, as agent for the Fund.
- Coordinate with each Custodian the payment of Fund dividends, distributions under each of the Fund's Custody/Custodian Agreements and otherwise fulfill the Fund's duties and responsibilities under each Agreement.

                                   SCHEDULE C
                                   ----------

                                  FEE SCHEDULE

I. Fees related to Portfolio Valuation and Mutual Fund Accounting, Administration and Custody Administration

     A.   ANNUAL FEE SCHEDULE

         .0020             On Average Daily Net Assets of $ 0 to $150 million
         .0015             On Average Daily Net Assets of $150 to $300 million
         .0010             On Average Daily Net Assets of $300 to $500 million
         .0005             On Average Daily Net Assets over $500 million

          1. The above fee is subject to a monthly minimum of $17,000 for the portfolios listed in Schedule A as Existing. Any International portfolios will increase this minimum by $5,000 per month. Any other Portfolios will increase this fee by $4,000 per month

          2.   Fees are based on Combined Funds' Average Daily Net Assets.

     B.   PRICING SERVICES QUOTATION FEE
          Specific costs will be identified based upon options selected by the Trust and will be billed monthly.

          Investor Services Group does not currently pass along the charges for the U.S. equity prices supplied by Muller Data. Should the Fund invest in security types other than domestic equities supplied by Muller, the following fees would apply.

                                                                 ----------------- ---------------- ----------------

                                                                   Muller Data       Interactive      J.J. Kenny
             Security Types                                           Corp.*         Data Corp.*      Co., Inc.*
             --------------------------------------------------- ----------------- ---------------- ----------------
             Government Bonds                                    $      .50        $      .50       $   .25 (a)
             --------------------------------------------------- ----------------- ---------------- ----------------

             Mortgage-Backed (evaluated, seasoned, closing)             .50               .50           .25 (a)
             --------------------------------------------------- ----------------- ---------------- ----------------

             Corporate Bonds (short and long term)                      .50               .50           .25 (a)
             --------------------------------------------------- ----------------- ---------------- ----------------

             U.S. Municipal Bonds (short and long term)                 .55               .80           .50 (b)
             --------------------------------------------------- ----------------- ---------------- ----------------

             CMO's/ARM's/ABS                                           1.00               .80          1.00 (a)
             --------------------------------------------------- ----------------- ---------------- ----------------

             Convertible Bonds                                          .50               .50          1.00 (a)
             --------------------------------------------------- ----------------- ---------------- ----------------

             High Yield Bonds                                           .50               .50          1.00 (a)
             --------------------------------------------------- ----------------- ---------------- ----------------

             Mortgage-Backed Factors (per Issue per                    1.00               n/a             n/a
             --------------------------------------------------- ----------------- ---------------- ----------------

                                                                 ----------------- ---------------- ----------------

                                                                   Muller Data       Interactive      J.J. Kenny
             Security Types                                           Corp.*         Data Corp.*      Co., Inc.*
             --------------------------------------------------- ----------------- ---------------- ----------------
             Month)
             --------------------------------------------------- ----------------- ---------------- ----------------

             U.S. Equities                                             (d)                .15             n/a
             --------------------------------------------------- ----------------- ---------------- ----------------

             U.S. Options                                               n/a               .15             n/a
             --------------------------------------------------- ----------------- ---------------- ----------------

             Domestic Dividends & Capital Changes
             (per Issue per Month)                                      (d)              3.50             n/a
             --------------------------------------------------- ----------------- ---------------- ----------------

             Foreign Securities                                         .50               .50             n/a
             --------------------------------------------------- ----------------- ---------------- ----------------

             Foreign Securities Dividends & Capital Changes
             (per Issue per Month)                                     2.00              4.00             n/a
             --------------------------------------------------- ----------------- ---------------- ----------------

             Set-up Fees (one-time)                                     n/a             n/a (e)         .25 (c)
             --------------------------------------------------- ----------------- ---------------- ----------------

             All Added Items                                            n/a               n/a           .25 (c)
             --------------------------------------------------- ----------------- ---------------- ----------------

         * Based on current Vendor costs, subject to change. Costs are quoted based on individual security CUSIP/identifiers and are per issue per day EXCEPT AS NOTED.
                (a)   $35.00 per day minimum
                (b)   $25.00 per day minimum
                (c)   $ 1.00, if no cusip
                (d)   At no additional cost to Investor Services Group clients
                (e) Interactive Data also charges monthly transmission costs and disk storage charges.

          1)   Futures and Currency Forward Contracts $2.00 per Issue per Day

          2) Dow Jones Markets (formerly Telerate Systems, Inc.)* (if applicable)
                      *Based on current vendor costs, subject to change.

               Specific costs will be identified based upon options selected by the Trust and will be billed monthly.

          3)   Reuters, Inc.*
                      *Based on current vendor costs, subject to change.

               Investor Services Group does not currently pass along the charges for the domestic security prices supplied by Reuters, Inc.

          4)   Municipal Market Data* (if applicable)
                      *Based on current vendor costs, subject to change.

               Specific costs will be identified based upon options selected by the Trust and will be billed monthly.

     E.    SEC YIELD CALCULATION - For Domestic Funds Only: (if applicable)

           Provide up to 12 reports per year to reflect the yield calculations for non-money market Funds required by the SEC, $1,000 per year per Fund. For multiple class Funds, $1,000 per year per class. Daily SEC yield reporting is available at $3,000 per year per Fund (US dollar denominated securities only).

II.  Fees related to Shareholder Servicing

     A.    TRANSFER AGENT AND SHAREHOLDER SERVICES:
           $15.00 per account per year per portfolio

           Minimum monthly fee - $2,000 per portfolio Each additional class minimum monthly fee is $1,500.

     B.    RETIREMENT PLANS:
           $12.00 per account per year annual maintenance fee

III. Fees related to Custody Administration

     A.    United Missouri Bank
           CUSTODY DOMESTIC SECURITIES TRANSACTIONS CHARGE

           Book Entry DTC, Federal Book Entry                          $ 12.00
           NOW Accounts                                                $  2.50
           Physical/Options/Physical GNMA's/RICs                       $ 24.50
           Mortgage Backed Securities - Principal Pay Down Per Pool    $ 10.00

     B.    The Bank of New York

     Custody Domestic Securities Transactions Charge: (billed monthly)

           Book Entry DTC, Federal Book Entry, PTC                     $ 12.00
           Options/Futures                                             $ 20.00
           Physical Securities                                         $ 20.00
           P & I Paydowns                                              $  5.50
           Wires                                                       $  7.00
           Check Request                                               $  6.00

           A transaction includes buys, sells, maturities or free security movements.

           CEDEL/EUROCLEAR
           4 BPS safekeeping charge, $25 transaction charge.
           Fee expressed in basis points per annum based upon month end market value.

CUSTODY OF FOREIGN SECURITIES PER GLOBAL PORTFOLIO
           (Bank of New York Custody Schedule)


                                       Countries       *Safekeeping Charges        Transaction Fee
                                                          (BASIS POINTS)                (USD)
                                                     ------------------------- -------------------------

             Argentina                                          22                        75
             --------------------------------------- ------------------------- -------------------------

             Australia                                          5                         65
             --------------------------------------- ------------------------- -------------------------

             Austria                                            6                         90
             --------------------------------------- ------------------------- -------------------------

             Bangladesh                                         49                       180
             --------------------------------------- ------------------------- -------------------------

             Belgium (reg bds)                                 3.5                        80
             --------------------------------------- ------------------------- -------------------------

             Belgium (equities and Cpn bds)                     6                         80
             --------------------------------------- ------------------------- -------------------------

             Brazil                                             34                        40
             --------------------------------------- ------------------------- -------------------------

             Canada                                             3                         20
             --------------------------------------- ------------------------- -------------------------

             Chile                                              34                        65
             --------------------------------------- ------------------------- -------------------------

             China                                              24                        20
             --------------------------------------- ------------------------- -------------------------

             Colombia                                           54                       165
             --------------------------------------- ------------------------- -------------------------

             Czech Republic                                     27                        65
             --------------------------------------- ------------------------- -------------------------

             Denmark                                            4                        110
             --------------------------------------- ------------------------- -------------------------

             Euromarket (Cedel/Euroclear)                       4                         20
             --------------------------------------- ------------------------- -------------------------

             Finland                                            16                        75
             --------------------------------------- ------------------------- -------------------------

             France                                             5                         75
             --------------------------------------- ------------------------- -------------------------

             Germany                                            3                         40
             --------------------------------------- ------------------------- -------------------------

             Greece                                             34                       150
             --------------------------------------- ------------------------- -------------------------

             Hong Kong                                          10                        70
             --------------------------------------- ------------------------- -------------------------

             Hungary                                            69                       205
             --------------------------------------- ------------------------- -------------------------

             India                                              54                      180**
             --------------------------------------- ------------------------- -------------------------

             Indonesia                                          15                       105
             --------------------------------------- ------------------------- -------------------------

             Ireland                                           4.5                        55
             --------------------------------------- ------------------------- -------------------------

                                       Countries       *Safekeeping Charges        Transaction Fee
                                                          (BASIS POINTS)                (USD)
                                                     ------------------------- -------------------------
             Israel                                             79                        60
             --------------------------------------- ------------------------- -------------------------

             Italy                                              5                         95
             --------------------------------------- ------------------------- -------------------------

             Japan (bonds)                                      5                         15
             --------------------------------------- ------------------------- -------------------------

             Japan (equities)                                   4                         15
             --------------------------------------- ------------------------- -------------------------

             Luxembourg                                        9.50                       85
             --------------------------------------- ------------------------- -------------------------

             Malaysia                                           11                        95
             --------------------------------------- ------------------------- -------------------------

             Mexico                                             15                        30
             --------------------------------------- ------------------------- -------------------------

             Morocco                                            39                       115
             --------------------------------------- ------------------------- -------------------------

             Netherlands                                        8                         17
             --------------------------------------- ------------------------- -------------------------

             New Zealand                                       4.5                        90
             --------------------------------------- ------------------------- -------------------------

             Norway                                             4                         90
             --------------------------------------- ------------------------- -------------------------

             Pakistan                                           44                       170
             --------------------------------------- ------------------------- -------------------------

             Peru                                               79                       195
             --------------------------------------- ------------------------- -------------------------

             Philippines                                        15                       145
             --------------------------------------- ------------------------- -------------------------

             Poland                                             59                       155
             --------------------------------------- ------------------------- -------------------------

             Portugal                                           34                       145
             --------------------------------------- ------------------------- -------------------------

             Russia                                             31                       170
             --------------------------------------- ------------------------- -------------------------

             Singapore                                          7                         45
             --------------------------------------- ------------------------- -------------------------

             South Africa                                       3                         40
             --------------------------------------- ------------------------- -------------------------

             South Korea                                        16                        30
             --------------------------------------- ------------------------- -------------------------

             Spain                                              6                         55
             --------------------------------------- ------------------------- -------------------------

             Sri Lanka                                          21                        75
             --------------------------------------- ------------------------- -------------------------

             Sweden                                             4                         65
             --------------------------------------- ------------------------- -------------------------

             Switzerland                                        4                        105
             --------------------------------------- ------------------------- -------------------------

             Taiwan                                             20                       105
             --------------------------------------- ------------------------- -------------------------

             Thailand                                           6                         50
             --------------------------------------- ------------------------- -------------------------

                                       Countries       *Safekeeping Charges        Transaction Fee
                                                          (BASIS POINTS)                (USD)
                                                     ------------------------- -------------------------
             Turkey                                             34                       105
             --------------------------------------- ------------------------- -------------------------

             United Kingdom                                     4                         40
             --------------------------------------- ------------------------- -------------------------

             United Kingdom (gilts)                             4                         55
             --------------------------------------- ------------------------- -------------------------

             Uruguay (Equities)                                 64                        90
             --------------------------------------- ------------------------- -------------------------

             Uruguay (bonds)                                    44                        90
             --------------------------------------- ------------------------- -------------------------

             Venezuela                                          54                       180

           CHART NOTES:

          * Fee expressed in basis points per annum is calculated based upon month-end market value.

          **   Transaction charge is per 10,000 shares or part thereof.

          A transaction includes buys, sells, maturities or Free Security movements.

          GLOBAL NETWORK USAGE FEE:
          $350 per portfolio per month.

          If trades in foreign assets denominated in foreign currencies held in the local country, the above fee will apply. The $350 fee is waived on Euroclear/Cedel transactions.

          Minimum charges imposed by Agent Banks/Local Administrators Chile - USD 5,000 per annum.
          Columbia - USD 600 per month.
          Peru - USD 6,000 per annum per account.
          Brazil - USD 15 basis points for annual administrative charge. Taiwan - USD 3,000 account opening charge.

     C.   When Issued, Securities Lending, Index Futures, etc:

     Should any investment vehicle require a separate segregated custody account, a fee of $250 per account per month will apply.

     D.    Custody Miscellaneous Fees

     Administrative fees incurred in certain local markets will be passed onto the customer with a detailed description of the fees. Fees include income collection, corporate action handling, overdraft charges, funds transfer, special local taxes, stamp duties, registration fees, messenger and courier services and other out-of-pocket expenses.

IV   Lost Shareholder Search/Reporting:          $2.75 per account search*

         * The per account search fee shall be waived until June 2000 so long as the Fund retains Keane Tracers, Inc. ("KTI") to provide the Fund with KTI's "In-Depth Research Program" services.

V    Print/Mail Fees.

     (a)  Standard Pricing:

          IMPLEMENTATION FEE: $ 5000.00 (Waived for conversion)

          TESTING APPLICATION OR DATA REQUIREMENTS: $3.00/fax

          WORK ORDER: $15.00 per workorder

          DAILY WORK (CONFIRMS):
                  Hand: $71/K with $20.00 minimum (includes BRE or CRE) $0.07/each additional insert

                  Machine: $42/K with $15.00 minimum (includes BRE or CRE) $0.01/each additional insert

         DAILY CHECKS*:
                  Hand: $91/K with $30.00 minimum daily (includes 1 insert)
                                $0.08/each additional insert

                  Machine: $52/K with $20.00 minimum (includes 1 insert) $0.01/each additional insert

                  * There is a $3.00 charge for each 3606 Form sent.

         STATEMENTS:
                  Hand: $78/K with $20.00 minimum (includes BRE or CRE) $0.08/each additional insert
                                $125/K for intelligent inserting

                  Machine: $52/K with $20.00 minimum (includes BRE or CRE) $0.01 each additional insert
                                $58/K for intelligent inserting

         PERIODIC CHECKS:
                  Hand: $91/K with $30.00 minimum (includes 1 insert) $0.08/each additional insert

                  Machine: $52/K with $30.00 minimum (includes 1 insert) $0.01/each additional insert

         12B1/DEALER COMMISSION CHECKS/STATEMENTS:   $0.78/each envelope with
                                                     $30.00 minimum

         SPAC REPORTS/GROUP STATEMENTS:              $78/K with $20.00 minimum

         LISTBILLS:        $0.78 per envelope with $20.00 minimum

         PRINTING CHARGES:  (price ranges dependent on volumes)
                            $0.08/per confirm/statement/page
                            $0.10/per check

         FOLDING (MACHINE):         $18/K

         FOLDING (HAND):            $.12 each

         PRESORT CHARGE:            postage rate
                                    $0.035 per piece

         COURIER CHARGE:  $15.00 for each on call courier trip/or actual cost for on demand

         OVERNIGHT CHARGE: $3.50 per package service charge plus Federal
                           Express/Airborne charge

         INVENTORY STORAGE:  $20.00 for each inventory location as of the 15th of the month

         INVENTORY RECEIPT:         $20.00 for each SKU / Shipment

         HOURLY WORK; SPECIAL PROJECTS, OPENING ENVELOPES, ETC...:
                              $24.00 per hour

         SPECIAL PULLS:    $2.50 per account pull

         BOXES/ENVELOPES:  Shipping boxes            $0.85 each
                                    Oversized Envelopes       $0.45 each

         FORMS DEVELOPMENT/PROGRAMMING FEE: $100/hr

         SYSTEMS TESTING:           $85/hr

         CUTTING CHARGES:  $10.00/K

         (b)      Special Mailings:
                  Special mailing pricing is based on appropriate notification (standard of 30 day notification) and scheduling for special mailings. Scheduling requirements include having collateral arrive at agreed upon times in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a premium based on turn around requirements.

         WORK ORDER:       $30.00 per Workorder

         DAILY WORK (CONFIRMS):
                  Hand:       $135.00 to create an admark tape
                              $10.00/K to zip + 4 data enhance/$125.00 minimum $80.00/hr for any data manipulation
                              $10.00/K combo charge

         ADMARK & MACHINE INSERT
                  #10, #11, 6x9:    $62/K to admark envelope and machine insert
                                      1 piece/$125.00 min
                                    $2.50/K for each additional insert
                                    $38/K to admark only with $75.00 minimum
                                    $25.00/K hand sort
                  9x12:             $135/K to admark envelope and machine insert
                                      1 piece/$125.00 min
                                    $5.00/K for each additional insert
                                    $38/K to admark only/$75.00 minimum
                                    $0.08 for each hand insert

         ADMARK & HAND INSERT:
                  #10, #11, 6x9:    $0.08 for each hand insert
                                    $25.00/K hand sort
                  9x12              $0.09 for each hand insert

                                    $35.00/K hand sort

         PRESSURE/SENSITIVE LABELS:
                  $0.32 each to create, affix and hand insert 1 piece/$75.00 minimum $0.08 for each hand insert $0.10 to affix labels only $0.10 to create labels only

         LEGAL DROP: $150.00 / compliant legal drop per job and processing fees

         CREATE MAILING LIST:       $0.40 per entry with $75.00 minimum

         PRESORT FEE:      $0.035 per piece

VI Investor Services Group shall be entitled to the following fee for the performance of any Special Legal Services as described in Schedule B in accordance with the Written Instructions of the Fund: $185 per hour subject to certain project caps as may be agreed to by Investor Services Group and the Fund. Services and charges may vary based on volume.

VII Miscellaneous Charges. The Fund shall be charged for the following products and services as applicable:
                                    1   Ad hoc reports
                                    2   Ad hoc SQL time
                                    3.  COLD Storage
                                        Digital Recording
                                    5.  Banking Services, including incoming
                                        and outgoing wire charges
                                    6.  Microfiche/microfilm production
                                    7.  Magnetic media tapes and freight
                                    8.  Manual Pricing
                                    9.  Materials for Rule 15c-3 Presentations
                                    10. Pre-Printed  Stock,  including  business
                                        forms,  certificates,  envelopes,
                                        checks and stationary

VII Fee Adjustments. After the one year anniversary of the effective date of this Agreement, Investor Services Group may adjust the fees described in the above sections once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client's monthly fees (or the Effective Date absent a prior such adjustment).

IX. Programming Costs. The following programming rates are subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement.

 (a)  Dedicated Team:               Programmer:          $100,000 per annum
                                    BSA:                 $ 85,000 per annum
                                                    TESTER: $ 65,000 PER ANNUM
 (b)  System Enhancements (Non Dedicated Team): $150.00 per/hr per programmer

                                   SCHEDULE D
                                   ----------

                             OUT-OF-POCKET EXPENSES

The Fund shall reimburse Investor Services Group monthly for applicable out-of-pocket expenses, including, but not limited to the following items:
                 1.  Postage - direct pass through to the Fund
                 2.  Telephone and telecommunication costs, including all lease, maintenance and line costs
                 3.  Proxy solicitations, mailings and tabulations
                 4.  Shipping, Certified and Overnight mail and insurance
                 5   Terminals, communication lines, printers and other
                         equipment and any expenses incurred in connection with such terminals and lines
                 6.  Duplicating services
                 7.  Distribution and Redemption Check Issuance
                 8.  Courier services
                 9.  Federal Reserve charges for check clearance
                 10. Overtime, as approved by the Fund
                 11. Temporary staff, as approved by the Fund
                 12. Travel and entertainment, as approved by the Fund
                 13. Record retention, retrieval and destruction costs,
                         including, but not limited to exit fees charged by third party record keeping vendors
                 14. Third party audit reviews
                 15. Insurance

     -    Pricing services (or services used to determine Fund NAV)
     -    Vendor set-up charges for Blue Sky and other services
     -    Blue Sky filing or registration fees
     -    EDGAR filing fees
     -    Vendor pricing comparison
     - Such other expenses as are agreed to by Investor Services Group and the Fund

         The Fund agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with Investor Services Group. In addition, the Fund will promptly reimburse Investor Services Group for any other unscheduled expenses incurred by Investor Services Group whenever the Fund and Investor Services Group mutually agree that such expenses are not otherwise properly borne by Investor Services Group as part of its duties and obligations under the Agreement.